EXHIBIT 99.3


MEDIA:                                                      INVESTORS:
Brian T. Martin                                             Carol Murray-Negron
(212) 282-5103                                              Renee Johansen
                                                            (212) 282-5320
Victor Beaudet
(212) 282-5344


                       AVON REPORTS RECORD FOURTH QUARTER
                AND FULL-YEAR RESULTS, IN LINE WITH EXPECTATIONS

               -------------------------------------------------
       E.P.S. Before One-time Items Rose 12% in Quarter and 15% for Year;
                  Sales Climbed 5% in Quarter and 7% for Year

               -------------------------------------------------

                   Continued Strong Performance Seen in 2001


     NEW YORK, Jan. 25, 2001 - Avon Products, Inc. (NYSE: AVP) today reported record sales and earnings per share for the fourth quarter and full-year 2000 that are in line with the company's previously stated expectations and Wall Street's estimates. Avon also said it was comfortable with analysts' estimates for 2001 earnings.

     For the fourth quarter, Avon reported earnings per diluted share of $.81, which included a net benefit of $.16 per share from one-time items in the quarter. Excluding the one-time items, earnings per share were $.65, a 12% increase over $.58 in the year-earlier period, and consistent with guidance provided by the company in early January.

                                     (more)

Avon -2-


     The unusual items in the quarter included benefits of $.16 per share from a U.S. income tax refund and $.02 per share from a new required accounting change for revenue recognition (SAB 101). These benefits were partially offset by one-time expenses of $.02 per share related to asset writedowns and executive reorganization costs.

     Net income for the fourth quarter was $197.5 million, including a net benefit of $38.2 million from the one-time items. Excluding the items, net income was $159.3 million, a 12% increase from $141.7 million in the fourth quarter of 1999.

     Sales in the quarter rose 5% to $1.65 billion, including $15 million from the adoption of SAB 101, versus $1.57 billion a year earlier. Excluding the effects of currency translation, sales rose 10%, reflecting double-digit growth in local currency sales in all international regions.

     Consistent with Avon's focus on its beauty business, sales growth in the quarter was driven by cosmetics, fragrance and toiletries (CFT), which grew 7% over prior year. Total units rose 6% in the quarter.

     Commenting on the results, Avon's chief executive officer, Andrea Jung, said: "The fourth quarter caps a very successful year for the company. We once again met expectations in the quarter, as we did throughout 2000, and we are extremely pleased that we came in at the high end of our sales and earnings targets for the year. Equally important, we significantly increased investments in our core business - by nearly $100 million for the year - to attract new consumers to the Avon brand and strengthen our unique direct selling channel around the world.

                                     (more)

Avon -3-


     "Looking ahead, we expect another year of solid progress in 2001. We are once again targeting mid-single digit sales growth, even with particularly difficult currency comparisons in the first half of the year. In local currency terms, we are again targeting double-digit sales growth for 2001. We're also looking for double-digit earnings growth, in line with analysts' estimates of $2.10 to $2.12 per share, after another major increase in strategic spending this year - in the $40-$50 million range - to further strengthen the core business and launch important new initiatives to expand our customer base," she said.

     All geographic regions performed in line with company expectations in the quarter. Profit increases in the U.S., and especially Latin America, offset declines in Europe and the Pacific due to currency translation and exceptionally strong results in the prior year.

     In the U.S., sales rose 4% on unit growth of 4% and a 2% increase in active representatives. This was the fourth consecutive quarter of mid-single digit sales growth in the U.S., driven once again by sales of beauty products, which grew 8% over 1999.

     All three international regions posted double-digit increases in local currency sales and active representatives. Units also were up in every region. Dollar sales in Latin America rose double digits and, as anticipated, were flat in Asia and down slightly in Europe, due to currency translation.

                                     (more)

Avon -4-


Record Results for Full year

     For the full year 2000, Avon reported earnings per diluted share of $1.99, which included a net benefit of $.11 per share from one-time items. Excluding one-time items, earnings per diluted share for the year were $1.88, up 15% from $1.64 per share, before one-time charges, in 1999. Full year 2000 earnings were $.01 per share higher than guidance previously provided by the company.

     The unusual items for the full year 2000 included a benefit of $.16 per share from the U.S. income tax refund in the fourth quarter. Partially offsetting the benefit were one-time expenses of $.02 per share from asset writedowns and executive reorganization in the fourth quarter, plus a charge of $.03 per share from the cumulative effect of adopting SAB 101.

     Net income for 2000 was $478.4 million, including a net benefit of $26.9 million from one-time items. Net income for 1999 was $302.4 million, including one-time charges of $121.9 million related to the company's Business Process Redesign program. Excluding the charges, net income for 1999 was $424.3 million.

     Sales for 2000 were $5.67 billion, up 7% from $5.29 billion in 1999. Excluding the effects of foreign currency translation, sales were up 11% over the prior year.

                                     (more)

Avon -5-


     Avon is the world's leading direct seller of beauty and related products, with $5.7 billion in annual revenues. Avon markets to women in 139 countries through 3.4 million independent sales representatives. Avon product lines include such recognizable brands as Anew, Skin-So-Soft, Avon Color, Far Away, Rare Gold, Perceive, and Avon Skin Care. Avon also markets an extensive line of fashion jewelry, apparel, gifts and collectibles. More information about Avon and its products can be found on the company's award-winning website http://www.avon.com

                              AVON PRODUCTS, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                      (In millions, except per share data)

                                                 Three months ended            Percent           Year ended              Percent
                                                    December 31                Change           December 31              Change
                                           -------------------------------   ----------  ---------------------------   ------------
                                               2000             1999                        2000           1999
                                           --------------  ---------------               ------------  -------------
Net sales                                      $ 1,648.4        $ 1,566.6        5%        $ 5,673.7      $ 5,289.1        7%
Other revenue                                       10.8             11.4                       40.9           38.8
                                           --------------  ---------------               ------------  -------------
Total revenue                                    1,659.2          1,578.0        5%          5,714.6        5,327.9        7%

Cost of sales *                                    643.1            606.6                    2,122.7        2,031.5
Marketing, distribution and
     administrative expenses                       754.2            722.8                    2,803.2        2,641.8
Special charge                                         -                -                          -          105.2
                                           --------------  ---------------               ------------  -------------
     Operating profit                              261.9            248.6        5%            788.7          549.4       44%
                                           --------------  ---------------               ------------  -------------

Interest expense                                    19.6             15.4                       84.7           43.2
Interest income                                     (2.5)            (3.3)                      (8.5)         (11.1)
Other expense, net                                   2.7             15.3                       21.5           10.7
                                           --------------  ---------------               ------------  -------------
     Total other expenses                           19.8             27.4                       97.7           42.8
Income from continuing operations
 before taxes, minority interest and
 cumulative effect of accounting change            242.1            221.2        9%            691.0          506.6       36%
Income taxes***                                     42.3             77.2                      201.7          204.2
                                           --------------  ---------------               ------------  -------------

Income before minority interest                    199.8            144.0       39%            489.3          302.4       62%
Minority interest                                   (2.3)            (2.3)                      (4.2)           0.0
                                           --------------  ---------------               ------------  -------------
Income from continuing operations before
  cumulative effect of accounting change           197.5            141.7       39%            485.1          302.4       60%
Cumulative effect of accounting change,
   net of taxes                                      0.0              0.0                       (6.7)           0.0
                                           --------------  ---------------               ------------  -------------
Net income                                       $ 197.5          $ 141.7       39%          $ 478.4        $ 302.4       58%
                                           ==============  ===============               ============  =============


Earnings per share:

Basic earnings per share:
     Continuing operations                         $ .83            $ .58       43%           $ 2.04         $ 1.18       73%
     Cumulative effect of accounting change          -                -                        (0.03)           -
                                           --------------  ---------------               ------------  -------------
                                                   $ .83            $ .58       43%           $ 2.01         $ 1.18       70%

Diluted earnings per share:
     Continuing operations **                      $ .81            $ .58       40%           $ 2.02         $ 1.17       73%
     Cumulative effect of accounting change          -                -                        (0.03)           -
                                           --------------  ---------------               ------------  -------------
                                                   $ .81            $ .58       40%           $ 1.99         $ 1.17       70%

Average shares outstanding:
Basic                                             237.97           243.36                     237.67         256.78
Diluted                                           247.50           245.01                     242.95         259.37


* Year ended 1999 includes a one-time charge of $46.0 for inventory write-downs. ** For purposes of calculating diluted earnings per share for the three months and year ended December 31, 2000, after tax interest expense of $2.4 and $4.5, respectively, applicable to convertible debt have been added back to net income.
*** For the three months and year ended December 31, 2000, the results of operations include a tax benefit of $40.1, or $.16 per diluted share, related to a U.S. income tax refund.

Note:
For the year ended December 31, 2000, the Company recorded a charge of $6.7 million, after tax, to reflect the adoption of Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements". This charge is reflected as a cumulative effect of an accounting change in the Consolidated Statements of Income.

For the year ended December 31, 2000, the Company adopted the provisions of Emerging Issues Task Force ("EITF") 00-10, "Accounting for Shipping and Handling Fees and Costs" which requires that amounts billed to customers for shipping and handling fees be classified as revenues. All prior periods have been restated to reflect shipping and handling fees, previously reported in Marketing, distribution & administrative expenses, in Other revenue in the Consolidated Statements of Income.

                                      ###

 Cautionary Statement under the Private Securities Litigation Reform Act of 1995

     Statements in this release, which are not historical facts or information, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's reasonable current assumptions and expectations. Such forward-looking statements involve risks, uncertainties and other important factors which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management's expectations. Such important factors include, among others, the following: general economic and business conditions in the Company's markets; the Company's ability to implement its business strategy; the Company's ability to achieve anticipated cost savings and profitability targets; the impact of substantial currency exchange devaluations in the Company's principal foreign markets; and the effect of legal and regulatory proceedings and restrictions imposed on the Company or its operations by foreign governments. Additional information identifying such important factors is contained in the Company's Form 10-K report for the year ended December 31, 1999, filed with the S.E.C. The Company undertakes no obligation to update any such forward-looking statements.